STOCK PURCHASE AGREEMENTAMONG

DAVI SKIN, INC. AS SELLERS
ANDArtist House Holdings, Inc. AS PURCHASER

March 27, 2006

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") has been made and entered into as of this 27th day of March, 2006, between Davi Skin, Inc., a Nevada Corporation ("Sellers" or “DAVN” or “the Company”), and Artist House Holdings, Inc., a _______ Corporation (the "Purchaser").

R E C I T A L S:

A. The parties hereto desire to effect a stock sale (the "Stock Sale") pursuant to which Purchaser will purchase from the Sellers 283,333 Securities Units, consisting of 566,667 shares of DAVN common stock and a warrant to purchase an additional 283,333 shares of DAVN common stock at $4.50 per shares exercisable in 24 months (the "Transferred Shares") for the consideration and under the terms as set forth herein.

B. Pursuant to the Stock Sale, the Sellers will sell, and Purchaser will purchase, the Transferred Shares.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

ARTICLE I
DEFINITIONS

The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

"Affiliate" shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity which controls such person.

"Agreement" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement.

"Closing" shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the parties and payment of the Purchase Price shall be made, except for those documents or other items specifically required to be exchanged at a later time.

"Closing Date" shall mean the date of Closing, which shall be no later than five business days from the date this agreement is signed, or such other date as agreed in writing to by the parties on which the Closing actually occurs.

"Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

"Code" shall mean the Internal Revenue of 1986, or any successor law, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.

"Encumbrance" shall mean any charge, claim, encumbrance, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership other than (a) liens for taxes not yet due and payable, or (b) liens that secure the ownership interests of lessors of equipment.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods.

"Investment Letter" shall mean the investment letter in the form attached hereto as Appendix A.

"Material Adverse Effect" means any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to the designated party.

"Ordinary Course of Business" shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the Board of Directors of the designated party.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Taxes" shall include federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

"Transaction" shall mean the Stock Sale contemplated by this Agreement.

ARTICLE II
THE TRANSACTION

1. Stock Sale.Subject to the terms and conditions of the Closing Documents, the Sellers hereby agree to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept, the Transferred Shares, in consideration for the delivery of $1,700,000 (One Million Seven Hundred Thousand Dollars and No Cents) (the “Purchase Price”) to be used and distributed under the terms and conditions contained below.

2. Securities Law Matters. The Parties understand that the Transferred Shares to be acquired and delivered to the Sellers pursuant to the terms of this Agreement will not be registered under the Securities Act, but will be transferred in reliance upon exemptions available for private transactions, and that each is relying upon the truth and accuracy of the representations set forth in the Investment Letter signed by each of the Sellers and delivered concurrently with the execution of this Agreement. Each certificate representing the Transferred Shares in the name of the Sellers pursuant to the terms of this Agreement shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of the Sellers. The Sellers hereby represent and warrant to Purchaser that:

a. Organization of the Company; Foreign Qualification. The Company is duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. The Company has the full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.

b. Capitalization; Ownership of Transferred Shares.

The Company has an authorized capital stock consisting of 100,000,000 (One Hundred Million) common shares par value $0.001.

c. Authority Relative to the Closing Documents; Enforceability. The Sellers are not suffering from any legal disability which would: (a) prevent them from executing, delivering or performing their obligations under the Closing Documents or consummating the Transaction, (b) make such execution, delivery, performance or consummation voidable or subject to necessary ratification, and (c) require the signature or consent of any third party in connection therewith for the Transaction to be binding and enforceable against the Sellers and their property. The Closing Documents have been duly and validly executed and delivered by the Sellers and each constitutes the legal, valid and binding obligation of the Sellers, enforceable against them in accordance with their respective terms, except insofar as the enforcement thereof may be limited by the Insolvency/Equity Exceptions.

d. Title to Assets. The Company has good and marketable title free and clear of any Encumbrance in and to all of the assets and properties identified to Purchaser.

e. Compliance with Other Instruments; Consents. Neither the execution of any Closing Document nor the consummation of the Transaction will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of the Company under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which the Company is bound.

f. Officers Shares and Salaries. To date none of the officers have sold any of their shares and the officers’ salaries have not increased since January 1, 2006.

ARTICLE IV
CLOSING

1. The Closing. The Closing shall take place upon receipt of funds representing the Purchase Price from Purchaser, which shall be wired into a Company account by Purchasers. This Purchase Price shall be held in a separate interest bearing account requiring for any withdrawal or payment, either: (a) the signature of both the Chairman of the Board of the Company and the CEO of Purchaser, Mr. Kusube; or (b) the unanimous approval of the Company’s Board of Directors.

2. Deliveries on Closing. Within 5 business days of Closing, Sellers will deliver to Purchasers stock and warrant certificates representing the Transferred Shares.

ARTICLE V
CONDITIONS SUBSEQUENT TO CLOSING

Following Closing the Company shall be obligated to perform the following within the thirty (30) days of the Closing, unless otherwise indicated:

1. Director Josh LeVine shall vacate his office and this office shall be sublet.

2. President Joseph Spellman shall have agreed to modify his stock option agreement so that any voluntary resignation within the first two years of service by Mr. Spellman shall immediately terminate his right to exercise the options.

3. Within the next three (3) months the Company shall hire a new experienced person, knowledgeable in the operations of a small cosmetic company.

4. Within the next two (2) months the Company shall hire a new CFO.

5. The Company shall agree to expand its Board of Directors to seven individuals and have appointed the following new board members:

a.   Tim Mondavib.
b.   Taro Yamakawac.
c.  Takashi Kusubed.
d.   Yuzuru Kawabata

6. The Company shall implement the following policies and rules:

a. No officers shall receive raises within the next twelve (12) months and thereafter no officers shall receive raises without board approval.

b. Board meetings shall be held via telephone conference for those board members not living near the Company offices, except for one in person meeting which shall be held annually.

c. All books and records of the Company shall be open for inspection at all times by all board members.

d. All business expenses must be reasonable and for legitimate Company purposes and require prior approval. Prior to payment, there must be submission of receipts, an explanation of expenses and proof of payment.

7. The Company shall hold a shareholder meeting within 4 months of receipt of funds, with appropriate notice as required by law.

8. The Company shall discontinue and close its credit card and not reopen one without board’s unanimous approval.

9. The Company shall file a registration statement for the 566,667 shares of common stock sold hereunder within 45 days of Closing. Any failure to file this registration statement within the time frame described shall cause the Company to incur a late fee of 1,000 shares per day to be issued to Purchasers.

10. Purchasers shall be made the licensing agent for the Company in Japan under the same conditions as provided in the Company’s agreement with Constellation (i.e., 1/3 of the monies received by the Company are to go to Purchasers for licensing deals Purchasers create).

11. Any future fundraising by the Company must be on terms equal or higher than the terms provided herein. In the event that shares are sold at a lower cost within a one year period, then Purchaser shall be entitled to receive additional shares equivalent to what would have been received at the new lower price terms.

12. Board of Directors and Officers insurance will be obtained for all Board members.

13. Shareholders Carlo Mondavi and Josh LeVine agree to vote for the board of directors listed in Article V paragraph 5 and further agree, for the next 2 years, to vote against a change in the constitution of the board without the agreement of one of the following Board Members: Taro Yamakawa, Takashi Kusube, or Yuzuru Kawabata. Shareholders Carlo Mondavi and Josh LeVine will enter into a formal shareholder agreement evidencing the same within the next forty five (45) days.

ARTICLE VI
SURVIVAL OF REPRESENTATIONS

Representations to Survive Closing.  The representations and warranties of the Sellers and Purchaser contained herein or in any document furnished pursuant hereto shall survive the Closing of the Transaction for a period of three year following the Closing. Each party acknowledges and agrees that, except as expressly set forth in this Agreement or any Closing Document, no party has made (and no party is relying on) any representation or warranties of any nature, express or implied, regarding any or relating to any of the transactions contemplated by this Agreement.

ARTICLE VII
MISCELLANEOUS

Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered if delivered by hand, by telecopier, by courier or mailed by certified or registered mail, postage prepaid, addressed to the parties at their last know or provided address.

Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

Expenses. Each party shall bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of the Closing Documents and consummation of the Transaction.

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Nevada in connection with any action arising under or brought with respect to this Agreement.

Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original; and any fax copy of this agreement shall be consider valid and enforceable and to the same effect as the original.

Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

Pronouns, Etc. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

Complete Agreement. This Agreement, the Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto. Prior to the Closing, the Sellers may amend any of the disclosure schedules referenced herein by giving the other party notice of such amendments. If such amended disclosures reveal material adverse information about the Company, Purchaser may terminate this Agreement without liability to the Sellers.

Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction are consummated to the extent possible.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER: Artist House Holding, Inc.

/s/ Takashi Kusube
By: Takashi Kusube
Its: President

SELLERS: Davi Skin, Inc.

/s/ Joseph Spellman
By: Joseph Spellman
Its: President

Agreed and Approved:

/s/ Carlo Monavi
Carlo Mondavi

/s/ Josh LeVine
Josh LeVine

/s/ Joseph Spellman
Joseph Spellman

/s/ Tim Mondavi
Tim Mondavi